UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2010

Thomas Weisel Partners Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	No. 000-51730	No. 20-3550472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Montgomery Street San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 364-2500

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 1, 2010, Thomas Weisel Partners Group, Inc. (the “Registrant”) notified the Nasdaq Global Market (“Nasdaq”) of the consummation of the Merger (as defined in Item 5.01 below) and requested that trading in the Registrant’s Common Stock be suspended and that the Common Stock be withdrawn from listing on Nasdaq as of the open of market on July 1, 2010. Nasdaq has filed with the Securities and Exchange Commission (“SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, on Form 25 to delist and deregister the Common Stock. As a result, the Common Stock will no longer be listed on Nasdaq. The Registrant intends to file a Form 15 with the SEC to deregister the Common Stock under Sections 12(b) and 12(g) of the Exchange Act and to suspend the reporting obligations of the Registrant under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information disclosed in Items 3.01 and 5.01 is hereby incorporated by reference.

Item 5.01.	Change in Control of Registrant.

On July 1, 2010, pursuant to the terms of the Agreement and Plan of Merger, dated as of May 25, 2010, by and among Stifel Financial Corp. (“Stifel”), PTAS, Inc., a Delaware corporation and a wholly owned subsidiary of Stifel (“PTAS”) and the Registrant (the “Merger Agreement”), PTAS was merged with and into the Registrant (the “Merger”) and the Registrant continued as the surviving corporation and a wholly owned subsidiary of Stifel. As a result of the Merger, each outstanding share of common stock of the Registrant (the “Common Stock”) was converted into the right to receive 0.1364 shares of Stifel common stock. The Merger Agreement and the transactions contemplated thereby, including the Merger, were approved by the board of directors of the Registrant and by the Registrant’s stockholders at the annual meeting of the Registrant’s stockholders held on June 22, 2010.

As a result of the Merger, there has been a change in control of the Registrant. The Registrant is now a wholly-owned subsidiary of Stifel.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) On July 1, 2010, the following members of the Registrant’s Board of Directors resigned from the Board of Directors: (i) Mr. Matthew Barger, (ii) Mr. B. Kipling Hagopian, (iii) Mr. Timothy Koogle and (iv) Mr. Thomas Allen. The remaining members of the Board of Directors of the Registrant are Mr. Thomas Weisel, Mr. Michael Brown, Mr. Robert Grady and Mr. Alton Irby.

(b) On July 1, 2010, the Board of Directors appointed Mr. Robert Grady to the Registrant’s Audit Committee. The Audit Committee currently consists of Messrs. Brown, Grady and Irby.

(c) On July 1, 2010, the Board of Directors appointed Mr. Michael Brown and Mr. Robert Grady to the Registrant’s Compensation Committee. The Compensation Committee currently consists of Messrs. Irby (Chairperson), Brown and Grady.

(d) On July 1, 2010, the Board of Directors appointed Mr. Robert Grady as Chairman and Mr. Michael Brown and Mr. Alton Irby as members of the Corporate Governance and Nominations Committee. The Corporate Governance and Nominations Committee currently consists of Messrs. Grady (Chairperson), Brown and Irby.

None of the members of the Board of Directors are receiving any additional compensation.

(e) On July 1, 2010, each of Mr. Thomas Weisel, Mr. Michael Brown, Mr. Robert Grady and Mr. Alton Irby have indicated to the Registrant that they intend to resign as members of the Registrant’s Board of Directors upon the suspension of the Registrant’s reporting obligations under the Exchange Act.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

After the effective time of the Merger, the Certificate of Incorporation of the Registrant, filed with the Secretary of the State of Delaware on September 28, 2005, was restated by the Restated Certificate of Incorporation filed with the Secretary of the State of Delaware on July 1, 2010 (the “New Charter”). The New Charter is attached hereto as Exhibit 3.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.1	Restated Certificate of Incorporation of Thomas Weisel Partners Group, Inc., filed with the Secretary of the State of Delaware on July 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Weisel Partners Group, Inc.

Date: July 1, 2010	By:	/s/ Mark Fisher
	Name:	Mark Fisher
	Title:	General Counsel